REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Exousia Corp.

We have audited the accompanying consolidated balance sheets of Exousia Corp. and subsidiaries (a Development Stage Enterprise) as of September 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2006, the period from inception (May 2, 2005) to December 31, 2005, and the period from inception to September 30, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Exousia Corp. and subsidiaries (a Development Stage Enterprise) at September 30, 2006 and December 31, 2005, and the results of their operations, changes in stockholders’ equity (deficit) and cash flows for the nine months ended September 30, 2006, the period from inception to December 31, 2005, and the period from inception to September 30, 2006 in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As reflected in the accompanying consolidated financial statements, the Company has incurred substantial losses during its development stage and is experiencing liquidity problems associated with its lack of operations and working capital, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Houston, Texas

January 3, 2007

2